PRUDENTIAL INVESTMENT PORTFOLIOS, INC. 15

ARTICLES SUPPLEMENTARY

Prudential Investment Portfolios, Inc. 15, a Maryland corporation registered under the Investment Company Act of 1940, as amended, as an open-end management investment company (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The number of shares of common stock, par value $0.01 per share (the “Common Stock”), that the Corporation has authority to issue is hereby increased by 3,000,000,000 shares to an aggregate of 6,000,000,000 shares, having an aggregate par value of $60,000,000.

SECOND: The additional shares of Common Stock authorized above are hereby classified and designated as additional shares of four existing classes of Common Stock of Prudential High Yield Fund as follows:

Name of Class Number of Shares

Class A Common Stock 250,000,000

Class Q Common Stock 725,000,000

Class R Common Stock 25,000,000

Class Z Common Stock 2,000,000,000

THIRD: 50,000,000 authorized but unissued shares of Prudential Short Duration High Yield Income Fund Class Q Common Stock are hereby classified and designated as 50,000,000 additional shares of Prudential High Yield Fund Class C Common Stock.

FOURTH: The shares classified or reclassified as set forth above shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of Common Stock of the applicable series and class as set forth in the charter of the Corporation (the “Charter”).

FIFTH: Prior to the authorization, classification and designation authorized by these Articles Supplementary, the total number of shares of all classes and series of stock which the Corporation had authority to issue is 3,000,000,000 shares, $0.01 par value per share, having an aggregate par value of $30,000,000, classified and designated as follows:

Prudential High Yield Fund

Class A Common Stock 550,000,000

Class B Common Stock 75,000,000

Class C Common Stock 125,000,000

Class Q Common Stock 500,000,000

Class R Common Stock 150,000,000

Class Z Common Stock 500,000,000

Prudential Short Duration High Yield

Income Fund

Class A Common Stock 225,000,000

Class C Common Stock 175,000,000

Class Q Common Stock 250,000,000

Class Z Common Stock 450,000,000

SIXTH: As authorized, classified and designated hereby, the total number of shares of all classes and series of stock which the Corporation has authority to issue is 6,000,000,000 shares, $0.01 par value per share, having an aggregate par value of $60,000,000, classified and designated as follows:

Prudential High Yield Fund

Class A Common Stock 800,000,000

Class B Common Stock 75,000,000

Class C Common Stock 175,000,000

Class Q Common Stock 1,225,000,000

Class R Common Stock 175,000,000

Class Z Common Stock 2,500,000,000

Prudential Short Duration High Yield

Income Fund

Class A Common Stock 225,000,000

Class C Common Stock 175,000,000

Class Q Common Stock 200,000,000

Class Z Common Stock 450,000,000

SEVENTH: The Board of Directors of the Corporation (the “Board of Directors”) increased the total number of authorized shares of Common Stock pursuant to Section 2-105(c) of the Maryland General Corporation Law and classified the additional shares of Common Stock under the authority contained in the Charter.

EIGHTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

NINTH: The undersigned officer of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Prudential Investment Portfolios, Inc. 15 has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and attested by its Assistant Secretary on this _____ day of June, 2016.

ATTEST: /s/ Jonathan D. Shain Name: Jonathan Shain Title: Assistant Secretary	PRUDENTIAL INVESTMENT PORTFOLIOS, INC. 15 /s/ Scott. E. Benjamin Name: Scott E. Benjamin Title: Vice President